Exhibit 10.8
ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) is made and entered into this ___ day of December, 2022, by and among ECAL-D&D, Inc., a Texas corporation (the “Company”), and BD Hospitality Acquisition, Inc., a Texas corporation (the “Purchaser”). The Company and the Purchaser are sometimes hereinafter collectively referred to as the “Parties.”
WHEREAS, the Company owns certain automated teller machines (the “ATMs”) located at certain adult entertainment establishments, which ATMs are described on Exhibit 1.1 and are located at the locations set forth on Exhibit 1.1; and
WHEREAS, the Purchaser and the Company desire that the Purchaser purchase all of the ATMs from the Company; and
NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements and the respective representations and warranties herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:
Article I
PURCHASE AND SALE OF THE ASSETS
Section 1.1Assets of the Company to be Transferred to Purchaser. On the Closing Date (as defined in Section 4.1 hereof), and subject to the terms and conditions set forth in this Agreement, the Company shall sell, convey, transfer and assign, or cause to be sold, conveyed, transferred and assigned to Purchaser free and clear of all liens, claims, equities, charges, options, rights of first refusal, encumbrances or other restrictions, subject only to any liens created as part of the purchase, and Purchaser shall acquire from the Company all of the ATMs described in Exhibit 1.1, which are collectively referred to as the “Purchased Assets”.
Article II
LIABILITIES
Section 1.1Excluded Liabilities. Purchaser shall have no obligation and is not assuming, and the Company shall retain, pay, perform, defend and discharge, all of the liabilities and obligations of every kind whatsoever related or connected to the Purchased Assets or the business of the Company, which liabilities existed, arose, or accrued during the periods on or prior to the Closing Date, whether disclosed or undisclosed, known or unknown on the Closing Date, direct or indirect, absolute or contingent, secured or unsecured, liquidated or unliquidated, accrued or otherwise, whether liabilities for taxes, liabilities of creditors, liabilities arising under any existing lease agreement, liabilities arising under any profit sharing, pension or other benefit under any plan of the Company, liabilities to any Governmental Agency (as hereinafter defined) or third parties, liabilities assumed or incurred by the Company by operation of law or otherwise (collectively, the “Excluded Liabilities”), including, but not limited to, (i) contractual liabilities arising or accruing from the Company, its business or ownership of the Purchased Assets on or prior to the Closing Date, (ii) any liability with respect to the Company’s or its business’ or ownership of any of the Purchased Assets, which liabilities existed, arose, or accrued during the period on or prior to the Closing Date, (iii) any existing litigation against the Company or its business, (iv) any taxes owing by the Company for taxable periods or portions of taxable periods ending on or before the Closing Date, whether related to the Company’s business, the Purchased Assets or otherwise, and any liens on the Purchased Assets relating to any such taxes, and (v) any suit, action, proceeding, claim or investigation against Purchaser Group (as hereinafter defined)

which arises from or which is based upon or pertaining to the Company’s conduct or operation of its business on or prior to the Closing Date; provided that any such liability shall only be an Excluded Liability to the extent the liability relates to the period ending on the Closing Date and, for clarity, any liability which arises from or which is based upon or pertaining to the Purchaser’s conduct or operation of its business relating to any period ending after the Closing shall solely be a liability of the Purchaser. Nothing herein shall be interpreted to prevent the Company from contesting the validity of any of its alleged liabilities including as defined as “Excluded Liabilities” herein nor shall this agreement be construed to create a Third-Party Beneficiary related to any of the “Excluded Liabilities”. The Company retains all defenses, offsets and claims, and the right to assert same as to any and all of the “Excluded Liabilities.”
Section 1.2Assumed Liabilities. Upon the terms and subject to the conditions of this Agreement, Purchaser agrees, effective at the Closing, to assume and agrees to pay, perform and discharge only the liabilities and obligations related or connected to the Purchased Assets arising or accruing after the Closing Date, other than liabilities arising out of a breach of this Agreement by the Company (collectively, the “Assumed Liabilities”), including, but not limited to, (i) contractual liabilities arising from the business of the Purchaser, ownership of the Purchased Assets or operation by Purchaser of any business using the ATMs after the Closing Date (provided each such contractual liability is created or assumed by the Purchaser), (ii) any litigation resulting from the use or ownership of any of the Purchased Assets that occurs subsequent to the Closing Date as a result of Purchaser’s operation of any business using the ATMs, and (iii) any taxes for any portion of any taxable periods or portions of taxable periods ending after the Closing Date, whether related to the Purchased Assets or Purchaser’s operation of any business using the ATMs, and any liens on the Purchased Assets relating to any such taxes accruing during the period subsequent to the Closing Date. For clarity, Purchaser will only assume liabilities which arise from or which are based upon or pertain to the Purchaser’s conduct or operation of its business or use of the ATMs which occur after the Closing Date.
Section 1.3Taxes. The Company shall pay when due any sales, transfer, excise, or other taxes which may be imposed in any jurisdiction in connection with or arising from the sale and transfer of any of the Purchased Assets to Purchaser.
Section 1.4Bulk Sales Laws. The Company acknowledges that any applicable provisions of any tax clearance or bulk sales laws pertaining to the transactions contemplated by this Agreement are being complied with and that the Company agrees to indemnify and hold harmless Purchaser from and against any and all liabilities arising out of or relating to any such tax clearance or bulk sales law. Any such liability shall be an Excluded Liability.
Article III
PURCHASE PRICE FOR
THE PURCHASED ASSETS
The Purchaser shall pay to the Company for all of the Purchased Assets a total purchase price of Two Million Six Hundred Thousand Dollars $(2,600,000.00)(the “Purchase Price”), which will be payable at the Closing, as follows: (a) One Million Five Hundred Thousand Dollars ($1,500,000.00) cash by wire transfer; (b) issue to the Company a 10-year promissory note (the “Promissory Note”) with a principal amount equal to One Million One Hundred Thousand Dollars ($1,100,000.00), which Promissory Note will bear interest at the rate of 7% per annum and be payable, in arrears, in 120 equal monthly payments of principal and interest of $12,771.93, based on a 10-year amortization schedule, with the first payment due 30 days after Closing. The Promissory Note will be secured by a first lien on the Purchased Assets pursuant to a security agreement and the filing of a UCC financing statement creating a lien against the Purchased Assets. Purchaser shall remain liable under 1.5 hereof.
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Article IV
CLOSING
Section 1.1The Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement shall take place as soon as practicable and when agreed to by the parties, but in no event until the satisfaction or waiver of the conditions set forth in Article VIII and Article IX (excluding conditions that, by their terms, cannot be satisfied until the Closing, but subject to satisfaction or waiver of those conditions), or on such other date as the Parties may mutually agree in writing (the “Closing Date”). The Closing will take place at the office of Title Partners, 5501 LBJ Freeway, Suite 200, Dallas, Texas 75240, or at such other place as agreed upon among the parties hereto, or by electronic communications, including e-mail, portable document format, or facsimile, as the Parties may agree, on the Closing Date. Notwithstanding the foregoing, in the event the conditions to Closing have not been satisfied or waived by January 31, 2023, then the Company or Purchaser may terminate this Agreement by giving written notice to the other Parties as provided for in Section 12.2, and this Agreement will be of no further force or effect.
Section 1.2Delivery of Documents at Closing. At the Closing: (a) the Company shall deliver to Purchaser all instruments of assignment and bills of sale necessary to transfer to Purchaser good and marketable title to the Purchased Assets, free and clear of all liens, charges or encumbrances, other than Permitted Encumbrances, against delivery by Purchaser to the Company of payment in an amount equal to the Purchase Price of the Purchased Assets being purchased by Purchaser in the manner set forth herein in accordance with Article III hereof; and (b) the Company and Purchaser shall deliver the various certificates, instruments and documents (and shall take the required actions) referred to in Articles VIII and IX below.
Article V
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY
Except as set forth in the disclosure schedules accompanying this Agreement (each a “Schedule” and collectively the “Schedules”), the Company hereby represents and warrants to Purchaser as follows:
Section 1.1Organization, Good Standing and Qualification of the Company. The Company is a Texas corporation duly organized and validly existing and in good standing under the laws of the state of Texas, has all requisite power and authority to carry on its business, and is duly qualified to transact business and is in good standing in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect to the Company.
Section 1.2Ownership of the Purchased Assets. The Company owns all of the Purchased Assets free and clear of any liens, claims, equities, charges, options, rights of first refusal, or encumbrances, other than Permitted Encumbrances. The Company has the unrestricted right and power to transfer, convey and deliver full ownership of the Purchased Assets without the consent or agreement of any other person and without any designation, declaration or filing with any Governmental Authority. Upon the transfer of the Purchased Assets to Purchaser as contemplated herein, Purchaser will receive title thereto, free, and clear of any liens, claims, equities, charges, options, rights of first refusal, encumbrances, or other restrictions other than Permitted Encumbrances. For purposes of this Agreement, “Permitted Encumbrances” means (a) liens for taxes, assessments or government charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and which are subject to reasonable reserves, all as listed on Schedule 5.2, attached hereto; (b) those encumbrances, if any, listed on Schedule 5.2 attached hereto.
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Section 1.3Authorization. All action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement and all documents related to consummate the transactions contemplated herein have been taken by the Company or will be taken prior to the Closing Date. The Company has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement, when duly executed and delivered in accordance with its terms, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, and other similar laws of general application relating to or affecting creditors’ rights and to general equitable principles.
Section 1.4No Breaches or Defaults. Except as shown on Schedule 5.4, the execution, delivery, and performance of this Agreement by the Company does not: (i) conflict with, violate, or constitute a breach of or a default under any other outstanding agreements or the charter or bylaws of the Company, (ii) result in the creation or imposition of any lien, claim, or encumbrance of any kind upon the Purchased Assets, (iii) conflict with or result in a breach or violation of, or default under, or give rise to any right of acceleration or termination of, any of the terms, conditions or provisions of any note, bond, lease, license, agreement or other instrument or obligation to which the Company is a party of by which the Company’s assets or properties are bound or (iv) require any authorization, consent, approval, exemption, or other action by or filing with any third party or Governmental Authority (as defined below) under any provision of: (a) any applicable Legal Requirement (as defined below), or (b) any credit or loan agreement, promissory note, or any other agreement or instrument to which the Company is a party or by which the Purchased Assets may be bound or affected. For purposes of this Agreement, “Governmental Authority” means any foreign governmental authority, the United States of America, any state of the United States, and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court, or similar entity, having jurisdiction over the parties hereto or their respective assets or properties. For purposes of this Agreement, “Legal Requirement” means any law, statute, injunction, decree, order, or judgment (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.
Section 1.5Consents. No permit, consent, approval, or authorization of, or designation, declaration or filing with, any Governmental Authority or any other person or entity is required on the part of the Company in connection with the execution and delivery by the Company of this Agreement or the consummation and performance of the transactions contemplated hereby.
Section 1.6Pending Claims. There is no claim, suit, arbitration, investigation, action, litigation or other proceeding, whether judicial, administrative or otherwise, now pending or, to the Company’s knowledge, threatened against the Company before any court, arbitration, administrative or regulatory body or any governmental agency which would reasonably be expected to result in any judgment, order, award, decree, liability or other determination which will or would reasonably be expected to have any material effect upon the Company or its business or the transfer by the Company to Purchaser of the Purchased Assets, and there is no basis known to the Company for any such action. No litigation is pending, or, to the Company’s knowledge, threatened against the Company, which seeks to restrain or enjoin the execution and delivery of this Agreement or any of the documents referred to herein or the consummation of any of the transactions contemplated thereby or hereby. The Company is not subject to any judicial injunction or mandate or any quasi-judicial or administrative order or restriction directed to or against it or which would reasonably be expected to materially and adversely affect the Company or the Purchased Assets. There are however claims, suits, arbitrations, investigations, actions, litigations, or other proceedings, now pending or threatened against the Company as listed in Schedule 5.6 hereof.
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Section 1.7Taxes. The Company has timely and accurately prepared and filed all federal, state, foreign and local tax returns and reports required to be filed related to the Purchased Assets prior to such dates by the Company and has timely paid all taxes shown on such returns as owed for the periods of such returns, including all sales taxes, and withholding or other payroll related taxes shown on such returns. The Company to the best knowledge of the Company, is not delinquent in the payment of any tax or governmental charge of any nature related to the Purchased Assets. The Company has no knowledge of any liability for any tax to be imposed by any taxing authorities upon the Company as of the date of this Agreement and as of the Closing that is not adequately provided for related to the Purchased Assets. No assessments or notices of deficiency or other communications have been received by the Company with respect to any tax return of the Company related to the Purchased Assets which has not been paid, discharged, or fully reserved against and no amendments or applications for refund have been filed or are planned with respect to any such return. Except as shown on Schedule 5.7, none of the federal, state, foreign and local tax returns of the Company have been audited by any taxing authority and there are no actions, suits, proceedings, audits, investigations, or claims pending. The Company has no knowledge of any additional assessments, adjustments, or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company for any period, nor of any basis for any such assessment, adjustment, or contingency. There are no agreements between the Company and any taxing authority, including, without limitation, the Internal Revenue Service, waiving or extending any statute of limitations with respect to any tax return.
Section 1.8Compliance with Laws. To the knowledge of the Company, the Company is, and at all times prior to the date hereof, has been in compliance with all statutes, orders, rules, ordinances and regulations applicable to the ownership of the Purchased Assets. The Company has not received any written order or written notice of any such violation or claim of violation of any such statute, order, rule, ordinance, or regulation by the Company related to or impacting the ownership of the Purchased Assets, except as listed on Schedule 5.8. The Company owns, holds, possesses, or lawfully uses in the operation of its business all permits and licenses which are in any manner necessary or required for it to conduct its operation and business as now being conducted related to the Purchased Assets. Schedule 5.8 sets forth a list of all licenses and permits held by the Company used in the operation of its business, all of which are in good standing and will be in effect as of the Closing Date, unless surrendered by the Company to effectuate this transaction. To the knowledge of the Company, no material record violations exist in respect of any such permit or license and no investigation or proceeding is pending or threatened, that would reasonably be expected to result in the suspension, revocation, modification, non-renewal, limitation or restriction of any such permits or licenses.
Section 1.9Contracts and Leases. Except as shown on Schedule 5.9 or referenced in this Section, the Company does not (i) have any leases of personal property relating to the Purchased Assets, whether as lessor or lessee; (ii) have any have any contractual or other obligations relating to the Purchased Assets, whether written or oral; and (iii) have given any power of attorney to any person or organization for any purpose relating to the Purchased Assets or business of the Company. The Company operates its ATMs under existing location agreements with the landlords of such premises terminable at will by either party and upon loss of the right to occupy the location. The Company shall make available to Purchaser prior to the Closing Date each and every written contract, lease or other document relating to the Purchased Assets of the Company to which it is subject or is a party or a beneficiary. To the Company’s knowledge, such contracts, leases or other documents relating to the Purchased Assets are valid and in full force and effect according to their terms and constitute legal, valid and binding obligations of the Company and the other respective parties thereto and are enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, and other similar laws of general application relating to or affecting creditors’ rights and to general equitable principles. The Company has no knowledge of any default or breach under
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such contracts, leases, or other documents or of any pending or threatened claims under any such contracts, leases, or other documents relating to the Purchased Assets, except as listed on Schedule 5.9. Neither the execution of this Agreement, nor the consummation of all or any of the transactions contemplated under this Agreement, will constitute a breach or default under any such contracts, leases or other documents which would have a material adverse effect on the financial condition of the Company or related to the Purchased Assets after the Closing.
Section 1.10No Default. To the best knowledge of the Company, the Company is not in default under any term or condition of any instrument evidencing, creating, or securing any indebtedness of the Company related to the Purchased Assets, under any other contract, lease, agreement, commitment or undertaking related to the Purchased Assets to which the Company is a party or by which it or its assets or properties are bound.
Section 1.11Disclosure. To the best of the Company’s knowledge, no representation or warranty of the Company contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.
Section 1.12Brokerage Commission. No broker or finder has acted on behalf of the Company or any of its affiliates in connection with this Agreement or in the transactions contemplated hereby and no person is entitled to any brokerage or finder’s fee or compensation in respect thereto based in any way on agreements, arrangements or understandings made by or on behalf of the Company.
Article VI
REPRESENTATIONS AND WARRANTIES
OF PURCHASER
The Purchaser hereby represents and warrants to the Company as follows:
Section 1.1Organization, Good Standing and Qualification of the Purchaser. The Purchaser (i) is an entity duly organized, validly existing and in good standing under the laws of the state of Texas, (ii) has all requisite power and authority to carry on its business, and (iii) is duly qualified to transact business and is in good standing in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect to the Purchaser.
Section 1.2Authorization. All action on the part of the Purchaser necessary for the authorization, execution, delivery and performance of this Agreement and all documents related to consummate the transactions contemplated herein has been taken by the Purchaser or will be taken prior to the Closing Date. The Purchaser has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement, when duly executed and delivered in accordance with its terms, will constitute a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, and other similar laws of general application relating to or affecting creditors’ rights and to general equitable principles.
Section 1.3No Breaches or Defaults. The execution, delivery, and performance of this Agreement by Purchaser does not: (i) conflict with, violate, or constitute a breach of or a default under or (ii) require any authorization, consent, approval, exemption, or other action by or filing with any third party or Governmental Authority under any provision of: (a) any applicable Legal
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Requirement, or (b) any credit or loan agreement, promissory note, or any other agreement or instrument to which Purchaser is a party.
Section 1.4Consents. No permit, consent, approval, or authorization of, or designation, declaration or filing with, any Governmental Authority or any other person or entity is required on the part of Purchaser in connection with the execution and delivery by Purchaser of this Agreement or the consummation and performance of the transactions contemplated hereby.
Section 1.5Brokerage Commission. No broker or finder has acted on behalf of the Purchaser in connection with this Agreement or in the transactions contemplated hereby and no person is entitled to any brokerage or finder’s fee or compensation in respect thereto based in any way on agreements, arrangements or understandings made by or on behalf of the Purchaser.
Section 1.6Disclosure. To the best of Purchaser’s knowledge, no representation or warranty of Purchaser contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.
Article VII
COVENANTS OF THE COMPANY
Section 1.1Stand Still. To induce Purchaser to proceed with this Agreement, the Company agrees that until the Closing Date or the termination of this Agreement, neither the Company nor any representative of the Company will offer to sell or solicit any offer to purchase or engage in any discussions or activities of any nature whatsoever, directly or indirectly, involving in any manner the actual or potential sale, transfer, merger, corporate reorganization of the Company, or the sale, transfer, encumbrance, pledge, collateralization or hypothecation of the Purchased Assets. The Company hereby agrees to advise the Purchaser of any contact from any third party regarding the acquisition or other investment in the Company or the business of the Company, or of any contact which would relate to the transactions contemplated by this Agreement.
Section 1.2Access; Due Diligence. Between the date of this Agreement and the Closing Date, the Company shall, subject to the Parties’ previous Non-Disclosure Agreement (a) provide Purchaser and their authorized representatives reasonable access to the locations of the Purchased Assets and all offices and other facilities and properties of the Company, and to the books and records of the Company as related to the Purchased Assets; (b) permit the Purchaser to make inspections of the Purchased Assets; and (c) cause the officers and advisors of the Company to furnish the Purchaser with such financial and operating data and other information related to the Purchased Assets and to discuss such information with the Purchaser, as the Purchaser may from time to time reasonably request.
Section 1.3Taxes. The Company shall file or cause to be filed all tax returns required to be filed by the Company related to the Purchased Assets, prepared in a manner consistent with past practice and timely pay all taxes due and payable. The Company shall not (a) change any method of accounting of the Company for tax purposes; (b) enter into any agreement with any Governmental Authority with respect to any tax or tax returns of the Company related to the Purchased Assets; (c) change an accounting period of the Company with respect to any tax related to the Purchased Assets; (d) make, change or revoke any election with respect to taxes related to the Purchased Assets; or (e) extend or waive the applicable statute of limitations with respect to any taxes related to the Purchased Assets.
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Section 1.4Conduct of Business. From the date of the execution hereof until the Closing Date, the Company shall operate itself and its business related to the Purchased Assets in the ordinary course consistent with past practices, and:
(a)related to the Purchased Assets its condition (financial or otherwise), liabilities, assets, or business or in any of its business relationships, including relationships with suppliers or customers, that, when considered individually or in the aggregate, would reasonably be expected to have a material adverse effect on it;
(b)The Company will not sell, lease, transfer or assign any of the Purchased Assets;
(c)The Company will not accelerate, terminate, modify, or cancel any agreement, contract, lease, or license (or series of related agreements, contracts, leases and licenses) related to the Purchased Assets , absent the consent of Purchaser;
(d)The Company will operate its business related to the Purchased Assets in the ordinary course and consistent with past practices so as to preserve its business organization intact, to retain the services of their employees and to preserve their goodwill and relationships with suppliers, creditors, customers, and others having business relationships with them related to the Purchased Assets;
(e)The Company will not delay or postpone the payment of accounts payable and other liabilities related to the Purchased Assets outside the ordinary course of business;
(f)The Company will not make any change in any method, practice, or principle of accounting related to the Purchased Assets involving its business or assets;
(g)The Company will not issue, sell, or otherwise dispose of any of the Purchased Assets or create, sell, or dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale, or disposition of the Purchased Assets;
(h)The Company shall perform in all material respects all of its obligations under material contracts, leases and other documents relating to or affecting the Purchased Assets.
Nothing herein shall be deemed to prevent the Company from fulfilling current existing obligations and obligations incurred in the normal course of business until Closing.
Article VIII
CONDITIONS TO CLOSING OF
THE COMPANY
Each obligation of the Company to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Article VIII, except to the extent that such satisfaction is waived by the Company in writing:
Section 1.1Representations and Warranties Correct. The representations and warranties made by Purchaser contained in this Agreement will be true and correct in all material respects as of the Closing Date.
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Section 1.2Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by Purchaser on or prior to the Closing Date will have been performed or complied with in all material respects.
Section 1.3Delivery of Certificate. Purchaser shall provide to the Company certificates, dated the Closing Date, and signed by its President, to the effect set forth in Section 8.1 and 8.2 for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions.
Section 1.4Payment of Purchase Price. Purchaser shall have tendered the Purchase Price as referenced in Article III to the Company concurrently with the Closing.
Section 1.5Corporate Resolutions. Purchaser shall provide corporate resolutions of the Board of Directors which approve the transactions contemplated herein and authorize the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party dated as of the Closing Date.
Section 1.6Absence of Proceedings. No action, suit or proceeding by or before any court or any governmental or regulatory authority shall have been commenced and no investigation by any governmental or regulatory authority shall have been commenced seeking to restrain, prevent or challenge the transactions contemplated hereby or seeking judgments against Purchaser.
Section 1.7Consents; Status of Permits and Licenses. Purchaser shall have obtained all necessary permits and other authorizations, whether city, county, state or federal, which may be needed to operate the ATMS at their current locations, and all such permits and authorizations shall be in good order, without any administrative actions pending or concluded that may challenge or present an obstacle to operating the Purchased Assets without any interruption.
Article IX
CONDITIONS TO CLOSING OF
PURCHASER
Each obligation of Purchaser to be performed on the Closing Date will be subject to the satisfaction of each of the conditions stated in this Article IX, except to the extent that such satisfaction is waived by Purchaser in writing.
Section 1.1Representations and Warranties Correct. The representations and warranties made by the Company shall be true and correct in all material respects as of the Closing Date.
Section 1.2Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date will have been performed or complied with in all material respects.
Section 1.3Delivery of Certificate. The Company will provide to Purchaser certificates, dated the Closing Date, and signed by the President of the Company to the effect set forth in Section 9.1 and 9.2 for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions.
Section 1.4Delivery of Purchased Assets. The Company shall have delivered all instruments of assignment and bills of sale necessary to transfer to Purchaser good and marketable title to the Purchased Assets, free and clear of all encumbrances (except Permitted Encumbrances) in form and substance satisfactory to the Purchaser.
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Section 1.5Corporate Resolutions. The Company shall provide to Purchaser resolutions of its board of directors and shareholders, which approve all of the transactions contemplated herein and authorizes the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party dated as of the Closing Date.
Section 1.6Consents; Status of Permits and Licenses. Purchaser shall possess all necessary permits and other authorizations, whether city, county, state or federal, which may be needed to operate the Purchased Assets at their current locations, and all such permits and authorizations shall be in good order, without any administrative actions pending or concluded that may challenge or present an obstacle to operating the Purchased Assets without any interruption.
Section 1.7Financial Records. The financial records of the business of the Company related to the Purchased Assets shall be maintained and exist in such a manner as to allow for a certified audit as determined by the Purchaser.
Section 1.8Absence of Proceedings. No action, suit or proceeding by or before any court or any governmental or regulatory authority will have been commenced and no investigation by any governmental or regulatory authority will have been commenced seeking to restrain, prevent or challenge the transactions contemplated hereby or seeking judgments against the Company or any of its assets.
Article X
CLOSING ADJUSTMENTS
    The Company and the Purchaser agree that there shall be an adjustment made within 90 days of the Closing Date to adjust for any Excluded Liabilities that are found to exist as of the Closing Date, as such Excluded Liabilities may relate to the Purchased Assets or the business of the Company, so that the Company shall be responsible and liable to the Purchaser for the liabilities of the Company that exist as of the Closing Date, less a credit for any miscellaneous cash on hand (for clarity, the Parties intend that cash on hand at Closing will be zero), credit card receivables or pro rata portion of pre-paid items.
Article XI
INDEMNIFICATION
Section 1.1Indemnification from the Company. The Company hereby agrees to and shall indemnify, defend (with legal counsel reasonably acceptable to Purchaser), and hold Purchaser, its officers, directors, shareholders, employees, affiliates, parent, agents, legal counsel, successors and assigns (collectively, the “Purchaser Group”) harmless from and against any and all actions, suits, claims, debts, liabilities, obligations, losses, damages, costs, expenses, penalties or injury (including reasonable attorneys’ fees and costs of any suit related thereto) (collectively, “Losses”), whether arising from a direct (or first-party) claim or a third-party claim, suffered or incurred by any of the Purchaser Group arising from: (a) any breach of any representation or warranty of the Company contained in this Agreement, or any exhibit, certificate, or other instrument furnished or to be furnished by the Company hereunder; (b) any breach or nonfulfillment of any covenant or agreement on the part of the Company under this Agreement; or (c) any Excluded Liability.
Section 1.2Indemnification from Purchaser. Purchaser agrees to and shall indemnify, defend (with legal counsel reasonably acceptable to the Company) and hold the Company and its officers, directors, affiliates, agents, legal counsel, successors and assigns (collectively, the “Company Group”) harmless from and against any and all Losses, whether arising from a direct
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(or first party) claim or a third-party claim, suffered or incurred by any of Company Group, arising from (a) any breach of any representation or warranty of Purchaser contained in this Agreement or any exhibit, certificate, or other agreement or instrument furnished or to be furnished by Purchaser hereunder; (b) any breach or nonfulfillment of any covenant or agreement on the part of Purchaser under this Agreement; or (c) any Assumed Liability.
Section 1.3 Defense of Claims. If any lawsuit enforcement action or any attempt to collect on an alleged liability is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the Indemnitor within ten (10) business days after receipt of notice or other date by which action must be taken; provided that the failure of any Indemnitee to give timely notice shall not affect rights to indemnification hereunder except to the extent that the Indemnitor demonstrates damage caused by such failure. After such notice, the Indemnitor shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the Indemnitor’s cost, risk and expense; and such Indemnitee shall cooperate in all reasonable respects, at its cost, risk and expense, with the Indemnitor and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the Indemnitee may, at its own cost, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom, but the fees and expenses of its legal counsel shall be at the expense of the Indemnitee, except to the extent that (i) the employment thereof has been specifically authorized by the Indemnitor in writing, (ii) the Indemnitor has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict of any material issue between the position of the Indemnitor and the position of such Indemnitee, in which case the Indemnitor shall be responsible for the reasonable fees and expenses of no more than one separate legal counsel. The Indemnitor shall not, without the prior written consent of the Indemnitee, effect any settlement of any proceeding in respect of which any Indemnitee is a party and indemnity has been sought hereunder unless such settlement of a claim, investigation, suit, or other proceeding only involves a remedy for the payment of money by the Indemnitor and includes an unconditional release of such Indemnitee from all liability on claims that are the subject matter of such proceeding.
Section 1.4Default of Indemnification Obligation. If an entity or individual having an indemnification, defense and hold harmless obligation, as above provided, shall fail to assume such obligation, then the party or entities or both, as the case may be, to whom such indemnification, defense and hold harmless obligation is due shall have the right, but not the obligation, to assume and maintain such defense (including reasonable counsel fees and costs of any suit related thereto) and to make any settlement or pay any judgment or verdict as the individual or entities deem necessary or appropriate in such individuals or entities absolute sole discretion and to charge the cost of any such settlement, payment, expense and costs, including reasonable attorneys’ fees, to the entity or individual that had the obligation to provide such indemnification, defense and hold harmless obligation and same shall constitute an additional obligation of the entity or of the individual or both, as the case may be.
Section 1.5Survival of Representations and Warranties. The respective representations, warranties and indemnities given by the parties to each other pursuant to this Agreement shall survive the Closing for a period ending 24 months from the Closing Date (“Survival Date”). Notwithstanding anything to the contrary contained herein, no claim for indemnification may be made against the party required to indemnify (the “Indemnitor”) under this Agreement unless the party entitled to indemnification (the “Indemnitee”) shall have given the Indemnitor written notice of such claim as provided herein on or before the Survival Date. Any claim for which notice has been given prior to the expiration of the Survival Date shall not be barred hereunder.
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Section 1.6Right to Offset. In the event that the Purchaser is entitled to indemnification in accordance with this Article XI, including the payment by the Purchaser of any debts or liabilities resulting from the purchase of the Purchased Assets which were incurred prior to the Closing Date, then Purchaser shall have the right to offset any such amount from any obligations that are then due and payable to the Company by the Purchaser.
Article XII
MISCELLANEOUS
Section 1.1Amendment; Waiver. Neither this Agreement nor any provision hereof may be amended, modified, or supplemented unless in writing, executed by all the parties hereto. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power, or remedy.
Section 1.2Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in Person or sent by registered or certified mail (return receipt requested) or nationally recognized overnight delivery service, postage pre-paid, or electronic mail, provided that any notice sent by electronic mail must include a reference to this Section 12.2 to be effective, addressed as follows, or to such other address as such party may notify to the other parties in writing:
(a)    If to the Company:        ECAL-D&D, Inc.
                    Attn: Charles J. Quaid
                    % Quaid Farish, LLC.
                    8150 N. Central Exp., Ste 600
                    Dallas, Texas 75206
Email: cquaid@quaidfarish.com_

with a copy to:            Charles J. Quaid
                Quaid Farish, LLC.
                8150 N. Central Exp., Ste 600
                Dallas, Texas 75206
                Email: cquaid@quaidfarish.com

(b)    If to the Purchaser:        BD Hospitality Acquisition, Inc.
                Attn: Travis Reese, President
                10737 Cutten Road
                Houston, Texas 77066
                Email: eric@rcihh.com

    with a copy to:                Robert D. Axelrod
                        Axelrod & Smith
                        1502 Augusta Drive, Suite 320
                        Houston, Texas 77057
                        Email: rdaxel@asklawhou.com

A notice or communication will be effective (i) if delivered in Person, by electronic mail, or by overnight courier, on the business day it is delivered and (ii) if sent by registered or certified mail, three (3) business days after dispatch. In the event either party delivers a notice by electronic mail, such party agrees to deposit the original notice in a post office, branch office
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post office, or mail depository maintained by the U.S. Postal Service postage prepaid and addressed as set forth above.
Section 1.3Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
Section 1.4Assignment; Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. No party hereto may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other parties hereto, which consent will not be unreasonably withheld.
Section 1.5Public Announcements. The parties hereto agree that prior to making any public announcement or statement with respect to the transactions contemplated by this Agreement, the party desiring to make such public announcement or statement shall advise the other parties hereto and exercise their best efforts to agree upon the text of a public announcement or statement to be made by the party desiring to make such public announcement; provided, however, that if any party hereto is required by law to make such public announcement or statement, then such announcement or statement may be made without the approval of the other parties, provided that such party will advise the other parties hereto.
Section 1.6Entire Agreement. This Agreement and the Cooperation Agreement of this date required of Seller by Buyer and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede and cancel all prior representations, alleged warranties, statements, negotiations, undertakings, letters, acceptances, understandings, contracts and communications, whether verbal or written among the parties hereto and thereto or their respective agents with respect to or in connection with the subject matter hereof.
Section 1.7Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Texas, without regard to principles of conflict of laws. In any action between or among any of the parties, whether arising out of this Agreement or otherwise, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in Dallas County, Texas.
Section 1.8Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.
Section 1.9Costs and Expenses. Each party shall pay their own respective fees, costs and disbursements incurred in connection with the negotiation and execution of this Agreement and the other agreements contemplated hereby, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby.
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Section 1.10Section Headings. The section and subsection headings in this Agreement are used solely for convenience of reference, do not constitute a part of this Agreement, and shall not affect its interpretation.
Section 1.11No Third-Party Beneficiaries. Nothing in this Agreement will confer any third party beneficiary or other rights upon any person (specifically including any employees of The Company) or any entity that is not a party to this Agreement.
Section 1.12Further Assurances. Each party covenants that at any time, and from time to time, after the Closing Date, it will execute such additional instruments and take such actions as may be reasonably be requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.
Section 1.13Exhibits Not Attached. Any exhibits not attached hereto on the date of execution of this Agreement shall be deemed to be and shall become a part of this Agreement as if executed on the date hereof upon each of the parties initialing and dating each such exhibit, upon their respective acceptance of its terms, conditions and/or form.
Section 1.14Termination of Agreement. This Agreement shall terminate and be of no force and effect and all other agreements executed herewith shall be of no force and effect if: (i) the transactions contemplated by this Agreement are not consummated on or before January 31, 2023, unless all of the parties hereto agree in writing to extend the Agreement or (ii) all of the parties agree in writing to terminate this Agreement sooner.
Section 1.15Attorney Review - Construction. In connection with the negotiation and drafting of this Agreement, the parties represent and warrant to each other that they have had the opportunity to be advised by attorneys of their own choice and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.
Section 1.16Gender. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender and the singular shall include the plural and vice versa, wherever appropriate.
[SIGNATURES APPEAR ON THE FOLLOWING PAGE.]
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    IN WITNESS WHEREOF, the undersigned have executed this Asset Purchase Agreement to become effective as of the date first set forth above.

BD HOSPITALITY ACQUISITION, INC.

By:_/s/ Eric Langan______________________
    Eric Langan, President

ECAL-D&D, INC.

By:__/s/ Steven William Craft_________
    Steven William Craft, President

Signature page to Asset Purchase Agreement

EXHIBIT 1.1

Purchased Assets

ATM Description	Location